Capital Corp of the West

1992 Stock Option Plan

Table of Contents

ARTICLE	1.0	INTRODUCTION

ARTICLE	2.0	ADMINISTRATION
	2.1	The Committee
	2.2	Disinterested Directors
	2.3	Committee Responsibilities

ARTICLE	3.0	LIMITATION ON AWARDS

ARTICLE	4.0	ELIGIBILITY
	4.1	General Rule
	4.2	Non-employee Directors
	4.3	Ten-Percent Shareholders
	4.4	Attribution Rules
	4.5	Outstanding Stock

ARTICLE	5.0	TERMS OF OPTIONS
	5.1	Stock Option Agreement
	5.2	Options Non-transferable
	5.3	Number of Shares; Tax Status
	5.4	Exercise Price
	5.5	Exercisability and Term
	5.6	Modification, Extension and Assumption of Options

ARTICLE	6.0	PAYMENT FOR OPTION SHARES
	6.1	General Rule
	6.2	Surrender by Stock
	6.3	Exercise / Sale
	6.4	Other Forms of Payment

ARTICLE	7.0	PROTECTION AGAINST DILUTION

	7.1	General
	7.2	Reorganization
	7.3	Reservation of Rights

ARTICLE	8.0	LIMITATION OF RIGHTS
	8.1	Employment Rights
	8.2	Shareholder’s rights
	8.3	Government Regulations

ARTICLE	9.0	WITHHOLDING TAXES
	9.1	General
	9.2	Shares Withholding

ARTICLE	10.0	FUTURE OF THE PLAN
	10.1	Term of the Plan
	10.2	Amendment or Termination

ARTICLE	11.0	DEFINITION

ARTICLE	12.0	EXECUTION

CAPITAL CORP OF THE WEST

1992 STOCK OPTION PLAN

ARTICLE 1.  INTRODUCTION

                The Plan was adopted by the Board on march 26, 1992 subject to approval by the Company’s shareholders at the 1992 annual meeting of shareholders.  The purpose of the Plan is to promote the long-term success of the Company in the creation of shareholder value by (a) encouraging Nonemployee Directors and Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Non-employee Directors and Key Employees with exceptional qualifications and (c) linking Nonemployee Directors and Key Employees directly to shareholder interest through increased stock ownership.  The Plan seeks to achieve this purpose by providing for awards in the form of Options, which may constitute incentive stock options or non-statutory stock options.

                The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

ARTICLE 2.  ADMINISTRATION.

2.1           The Committee.  The Plan shall be administered by the Committee.  The Committee shall consist only of two or more disinterested directors of the Company, who shall be appointed by the Board.

2.2           Disinterested Directors.  A person shall be deemed to be “disinterested” even if he or she, during the twelve months before serving on the Committee, has been granted or awarded equity securities under this Plan or under any other plan of the Company or an affiliate of the Company.

2.3           Committee Responsibilities.  The Committee shall select the Non-employee Directors and Key Employees who are to receive Option under the Plan, determine the number, vesting requirements and other conditions of such Options, interpret the Plan, and make all other decisions related to the operation of the Plan.  The committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be binding on all persons.

ARTICLE 3.  LIMITATION ON AWARDS.

The aggregate number of Options awarded under the Plan shall not exceed 597,002.  If any Options are forfeited, lapse, or terminate for any reason before being exercised, then such Options shall again become available for award under the Plan.  The limitation of this Article 3 shall be subject to adjustment pursuant to Article 7.

ARTICLE 4. ELIGIBILITY.

4.1           General Rule.  Only Non-employee Directors and Key Employees shall be eligible for designation as Optionees by the Committee.  In addition, only Key Employees shall be eligible for the grant of ISOs.

4.2           Nonemployee Directors.  Any other provision of the Plan notwithstanding, the participation of Non-employee Directors in the Plan shall be subject to the following restrictions provided, however, that the Company may vary any of the following restrictions, either at the time at Option is granted or subsequently, on a case-by-case basis, as the Committee deems appropriate in its discretion:

(a)           Nonemployee Directors shall receive no grants other than NSOs described in this Section 4.2.

(b)	(i)	Each Nonemployee Director shall receive an NSO covering 7,000 Common Shares on May 12, 1992, if he or she is serving as a member of the Board on that date;
(ii)

each Nonemployee Director who first joins the Board after May 12, 1992, shall receive an NSO covering 3,000 Common Shares on the first business day after his or her initial election or appointment to the Board and shall receive an NSO covering an additional 3,000 Common Shares on the first business day after the fifth anniversary of his or her initial election or appointment to the Board; and

	(iii)	each Nonemployee Director shall receive an annual NSO grant covering 3,000 Common Shares each year beginning in January 2001 and until such time as the Board shall alter the Board Compensation Plan
(The number of Common Shares included in an NSO granted under this Subsection (b) shall be subject to adjustment under Artivle 7.)

(c)           Fifty percent of each NSO granted under Subsection (b)  above shall become exercisable immediately upon the date of grant and the remaining fifty percent shall become exercisable in equal annual installments on the first and second anniversaries of the date of grant.

(d)           All NSOs granted to a Nonemployee Director under this Section 4.2 shall also become exercisable in full in the event of (i) the termination of such Nonemployee Director’s service because of death, total and permanent disability or retirement at or after age 70 or (ii) a Change in Control with respect to the Company.

(e)           The Exercise Price under all NSOs granted to all Nonemployee Directors under this Section 4.2 shall be equal to 100 percent of the Fair Market Value of a Common Share on the date of grant, payable in cash or in one of the forms described in Sections 6.2 or 6.3.

(f)            All NSOs granted to a Nonemployee Director under this Section 4.2 shall terminate on the earliest of (i) the 10th anniversary of the date of grant, (ii) the date three months after the termination of such Nonemployee Director’s service for any reason other that death or total and permanent disability or (iii) the date 12 months after the termination of such Nonemployee Director’s service because of death or total and permanent disability.

4.3           Ten-Percent Shareholders.  A Key Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise Price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

4.4           Arbitration Rules.  For purposes of Section 4.3, in determining stock ownership, a Key Employee shall be deemed to own the stock (directly or indirectly) by or for his or her brothers, sisters, a spouse, ancestors and lineal descendents.  Stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.  Stock with respect to which Key Employee holds an option shall not be counted.

4.5           Outstanding Stock.  For purposes of Section 4.3, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee.  “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Key Employee or by any other person.

ARTICLE 5.  TERMS OF OPTIONS.

5.1           Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement.  The Provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  If the Optionee is a Key employee, the Committee may designate all or any part of the Option as an ISO.

5.2           Options Non-transferable.  No Option granted under the Plan shall be transferable by the Optionee other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company or by the laws of descent and distribution.  An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her legal representative.  No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

5.3           Number of Shares; Tax Status.  Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 7.  The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

                5.4           Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price under an ISO shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant, except as otherwise provided in Section 4.3.  The Exercise Price under an NSO shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant.  Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee.  The Exercise Price shall be payable in accordance with Article 6.

5.5           Exercisablility and Term.  Each Stock Option Agreement shall specify the date when all or any installments of the Option is to become exercisable and shall provide for immediate exercisability of the entire Option in the event of any Change in Control with respect to the Company.  The Stock Option Agreement shall also specify the term of the Option.  The term of an Option shall in no event exceed 10 years from the date of grant, and Section 4.3 may require a shorter term for an ISO.  Subject to this Section 5.5, the Committee shall determine when all or any part of an Option is to become exercisable and when such Option is to expire.  A Stock Option Agreement may provide for accelerated exercisability upon the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of termination of the Optionee’s service.

                5.6           Modification, Extension and Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or different exercise price.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6.  PAYMENT FOR SHARES.

                6.1           General Rule.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

                                (a)           In the case of an ISO, granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  However, the Committee may specify in the Stock Option Agreement that payment may be made pursuant to Section 6.2, 6.3 or 6.4.

(b)           In the case of an NSO, the Committee may at any time accept payment pursuant to Section 6.2, 6.3 or 6.4.

                6.2           Surrender of Stock.  To the extent that this Section 6.2 if applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months and which are surrendered to the Company.  Such Common Shares shall be valued at  Fair Market Value on the date when the new Common Shares are purchased under the Plan.

                6.3           Exercise/Sale.  To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment for all or part of the Exercise Price and any withholding taxes.

                6.4           Other Forms of Payment.  To the extent that this Section 6.4 is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

ARTICLE 7.  PROTECTION AGAINST DILUTION.

7.1           General.    In the event of a subdivision of the outstanding Common Shares, the declaration of a dividend payable in Common Shares, the declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of the Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, the recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options available for future awards under Article 3, (b) the number of Options included in awards to Non-employee Directors under Section 4.2, (c) the number of Common Shares covered by each outstanding Option or, (d) the Exercise Price under each outstanding Option.

                7.2           Reorganizations.  In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the assumption of the outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

7.3           Reservation of Rights.  Except as provided in this Article 7, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 8.  LIMITATION OF RIGHTS.

                8.1           Employment Rights.  Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee or director of the Company or a Subsidiary.  The Company and its Subsidiaries reserve the right to terminate the service of any employee or director at any time, with or without cause, subject only to a written employment agreement (if any).

8.2           Shareholders’ Rights.  An Optionee shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Option prior to the issuance of a stock certificate for such Common Shares.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Article 7.

8.3           Government Regulations.   Any other provision of the Plan notwithstanding, the   obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option until such time as any legal requirements or regulations have been met relating to the issuance of such Common Shares, to their registration or qualification (or exemption from registration or qualification) under the Securities Act, 1933, as amended, or any applicable state securities laws, or to their listing on any stock exchange.

ARTICLE 9.  WITHHOLDING TAXES.

                9.1           General.  To the extent required by applicable federal, state, local or foreign law, an Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option.  The Company shall not be required to issue any Common Shares under the Plan until such obligations are satisfied.

                9.2           Shares Withholding.    The Committee may permit an Optionee to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her by surrendering a portion of any Common Shares that previously were issued to him or her.  Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.  The payment of withholding taxes by assigning Common Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose.

ARTICLE 10.  FUTURE OF THE PLAN.

                10.1         Term of the Plan.  The Plan, as set forth herein, shall become effective on March 26, 1992, subject to the approval of the Company’s shareholders.  In the event that the shareholders failed to approve the Plan at the 1992 annual meeting, or any adjournment thereof, any Options granted prior to such meeting shall be null and void, and no additional Options shall be granted after such meeting.  Any other provision of the Plan notwithstanding, no Option shall be exercisable prior to such meeting.  The Plan shall remain in effect until it is terminated under Section 10.2, except that no new Options shall be granted after March 25, 2002.

10.2         Amendment or Termination.   The Board may, at any time and for any reason, amend or terminate the Plan, except that the provisions of Section 4.2 relating to the amount, Price and timing of Option grants to Non-employee Directors shall not be amended more than once in any six-month period. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

                10.3         Effect of Amendment or Termination.  No Options shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 11.  DEFINITIONS.

                11.1         “Board” means the Company’s Board of Directors, as constituted from time to time.

                11.2         "Change in Control” means the occurrence of either of the following events:

(a)           A change in the composition of the Board, as a result of which fewer than  one- half of the incumbent directors are directors who either:

(i)	Had been directors of the Company twenty-four months prior to the change; or
(ii)

Were elected, or nominated for election, to the Board with the affirmative  votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nominations; or

(b)           Any “person” (as such term is used in Section 13 (d) and 14 (d) of the  Securities Exchange Act of 1934, as amended) by the acquisition or aggregation of securities is or become the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

                11.3         “Code” means the Internal Revenue Code of 1986, as amended.

                11.4         “Committee” means a committee of the Board, as described in Article 2.

                11.5         “Common Share” means one share of the common stock of the Company.

                11.6         “Company” means Capital Corp of the West/County Bank a California banking corporation.

                11.7         “ Exercise in Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

                11.8         “Fair Market Value” shall mean the fair market value of a Common Share, as determined by the Committee in good faith.

                11.9         “ISO” means an incentive stock option described in Section 422 (b) of the Code.

                11.10       “Key Employee” means a key common-law employee of the Company or of a Subsidiary, as determined by the Committee.

                11.11       “Non-employee Director” means a member of the Board who is not a common-law employee of the Company or of a Subsidiary.

                11.12       “NSO” means an employee stock option not described in Section 422 or 423 of the Code.

                11.13       “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

                11.14       “Optionee” means an individual or estate who holds an Option.

                11.15       “Plan” means this Capital Corp of the West/County Bank 1992 Stock Option Plan, as it may be amended from time to time.

                11.16       “Stock Option Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

                11.17       “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 12.  EXECUTION.

                 To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

CAPITAL CORP OF THE WEST/ COUNTY BANK

By

As its Corporate Secretary